EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, H. Davis Thames, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Cheniere Energy Partners, L.P.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 9, 2013

/s/ H. Davis Thames
H. Davis Thames
Chief Financial Officer of
Cheniere Energy Partners GP, LLC, the general partner of
Cheniere Energy Partners, L.P.